Exhibit 10.12(b)
THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE (THE “SUBORDINATION”) IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SETTLEMENT AGREEMENT (AS DEFINED BELOW).
          GUARANTEE AND COLLATERAL AGREEMENT dated as of April 18, 2008 (this “Agreement”), among TRM CORPORATION., an Oregon corporation (the “Issuer”), the Subsidiaries of the Issuer from time to time party hereto and NOTEMACHINE LIMITED ( “Notemachine”).
PRELIMINARY STATEMENT
          Reference is made to the Amended and Restated Settlement Agreement dated as of April 18, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Settlement Agreement”) between the Issuer and Notemachine. The obligations of Notemachine under the Settlement Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Issuer and each Guarantor. Each Guarantor is an affiliate of the Issuer, will derive substantial benefits from the Settlement Agreement and is willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.
          “Collateral” shall have the meaning assigned to such term in Section 4.01.
          “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.
          “Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III.
          “Equity Interests” shall mean shares of capital stock, partnership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
          “Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.
          “General Intangibles” shall mean all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.
          “Grantors” shall mean the Issuer and the Guarantors.
          “Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Guarantor after the Closing Date.
          “Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
          “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule III.
          “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

          “Obligations” shall mean Issuer’s obligations under the Settlement Agreement.
          “Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
          “Pledged Notes” shall mean all promissory notes listed on Schedule II, all promissory notes in respect of intercompany debt at any time issued to any Guarantor and all other promissory notes issued to or held by any Guarantor (other than promissory notes issued in connection with extensions of trade credit by any Guarantor in the ordinary course of business.)
          “Pledged Securities” shall mean (a) the Equity Interests described or referred to in Schedule II (as the same may be supplemented from time to time); (b)(i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (iv) any other Collateral constituting securities, (v) the proceeds, interest and other income of or on any of the property referred to in this definition, (vi) all security entitlements in respect of any of the foregoing, if any and (vii) all books and records relating to any of the property referred to in this definition and (c) the Pledged Notes.
          “Security Interest” shall have the meaning assigned to such term in Section 3.01.
          “Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
          “Transaction Documents” shall mean this Agreement, the Settlement Agreement and the Subordination.
ARTICLE II
Guarantee
          SECTION 2.01. Guarantee. Subject to the prior guarantees to the Lenders pursuant to the Securities Purchase Agreement and the rights of the Lenders pursuant to the Subordination, each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Issuer of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
          SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Notemachine to any security held for the payment of the Obligations.
          SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.16, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of Notemachine to assert any claim or demand or to enforce any right or remedy under the provisions of any Transaction Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Transaction Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by Notemachine for the Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes Notemachine to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
          (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Issuer or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer or any other Guarantor, other than the indefeasible payment in full in cash of all the Obligations. Notemachine may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Issuer or any other Guarantor or exercise any other right or remedy available to it against the Issuer or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Issuer or any other Guarantor, as the case may be, or any security.
          SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Notemachine upon the bankruptcy or reorganization of the Issuer, any other Guarantor or otherwise.
ARTICLE III
Security Interests in Personal Property
          SECTION 3.01. Security Interest. Subject to the prior collateral assignment and pledge of the Collateral to the Lenders pursuant to the Securities Purchase Agreement and the rights of the Lenders pursuant to the Subordination, (a)  as security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to Notemachine, its successors and assigns, and hereby grants to Notemachine, its successors and assigns, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
     (i) all Pledged Securities;

     (ii) all Accounts;
     (iii) all Chattel Paper;
     (iv) all cash and Deposit Accounts;
     (v) all Documents;
     (vi) all Equipment;
     (vii) all Fixtures;
     (viii) all General Intangibles;
     (ix) all Instruments;
     (x) all Inventory;
     (xi) all Investment Property;
     (xii) all Letter-of-Credit Rights;
     (xiii) all Commercial Tort Claims;
     (xiv) all books and records pertaining to the Collateral; and
     (xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;
provided, however, that the Collateral shall not include, and in no event shall the security interest granted under this Section 4.01 attach to (A) any lease, license, contract, property rights or agreement to which any Grantor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (x) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than, in each case, to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, any provision of the Bankruptcy Code or otherwise), (B) any Grantor’s directors and officers liability insurance policies, or (C) any application for registration of a trademark filed with the United States Patent and Trademark Office on an intent-to-use basis until such time (if any) as a statement of use or amendment to allege use is filed, at which time such trademark shall automatically become part of the Collateral and subject to the security interest pledged.
          (b) Subject to the Subordination, each Grantor hereby irrevocably authorizes Notemachine at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the

Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to Notemachine promptly upon request.
          (c) After the termination of the Securities Purchase Agreement and Subordination, the Borrower shall deliver to deliver any Collateral consisting of Pledged Securities to Notemachine, together with stock powers executed in blank, and such Collateral shall be held by Notemachine until the full payment of all amounts due to Lender under the Settlement Agreement or the termination or expiration of this Agreement.
          (d) The Security Interest is granted as security only and shall not subject Notemachine to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
          SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to Notemachine that:
          (a) Subject to the Subordination, each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to Notemachine the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.
          (b) Listed on Schedule I is each Grantor’s (i) legal name and address, (ii) identity or type of organization or corporate structure, (iii) Federal Taxpayer Identification Number and organizational identification number, and (iv) jurisdiction of organization.
          (c) The Security Interest constitutes (i) a legal and valid second lien security interest in all Collateral securing the payment and performance of the Obligations and (ii) a perfected second lien security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted under the Securities Purchase Agreement that have priority as a matter of law.

          SECTION 3.03. Covenants. (a) Each Grantor agrees promptly to notify Notemachine in writing of any change in (i) its legal name and/or address, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. Each Grantor agrees promptly to provide Notemachine with certified copies of organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or concurrently will be made) under the Uniform Commercial Code or otherwise that are required in order for Notemachine to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Collateral. Each Grantor agrees promptly to notify Notemachine if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.
          (b) Subject to the rights of the Lenders under the Securities Purchase Agreement and the Subordination, each Grantor shall, at its own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the Security Interest of Notemachine in the Collateral and the priority thereof against any Lien not expressly permitted pursuant hereto or the Settlement Agreement.
          (c) Subject to the Subordination, each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Notemachine may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.
          (d) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless Notemachine from and against any and all liability for such performance.
ARTICLE IV
Events of Defaults and Remedies
          SECTION 4.01. Events of Default. Each of the following will be an “Event of Default” under this Agreement:
          (a) The Issuer shall fail to pay, when due, any amounts due under the Settlement Agreement;

          (b) Any representation or warranty contained in this Agreement, the Settlement Agreement or in any documents, certificate or instrument provided in connection with the Settlement Agreement shall prove to be untrue in any material respect;
          (c) Any Grantor shall fail to perform any obligation under this Agreement, the Settlement Agreement or any related agreement between any Grantor and Notemachine;
          (d) if any obligation of any Grantor in respect of any indebtedness for borrowed money, in an aggregate principal amount exceeding $250,000, shall be declared to be or shall become due and payable prior to its stated maturity or such obligation shall not be paid as and when the same becomes due and payable; or there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, instrument, agreement or evidence of indebtedness for borrowed money relating to any obligation of any Borrower in respect of any such indebtedness the effect of which is to permit the holder or the holders of such mortgage, indenture, instrument, agreement or evidence of such indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such indebtedness evidenced thereby to become due prior to its stated maturity;
          (e) If any Grantor shall cease to be solvent, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business or if any case under any provision of the United States Bankruptcy Code or similar statute including provisions for reorganizations, shall be commenced by or against such entity or if a receiver, trustee or equivalent officer shall be appointed for all or any of the properties of such person;
          (f) if any federal or state tax lien is filed of record against any Grantor and is not bonded or discharged within ten (10) days of filing; and
          (g) If a judgment or judgments in the aggregate amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) shall be entered against any Grantor in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within thirty (30) days of entry, except a judgment where the claim is fully covered by insurance and the insurance company has accepted liability therefore in writing.
          SECTION 4.02. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default and subject to the Subordination, all Obligations shall immediately become due and owing and each Grantor agrees to deliver each item of Collateral to Notemachine on demand, and it is agreed that Notemachine shall have the right to take any of or all the following actions at the same or different times, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that Notemachine shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public (with the exception of the Pledged Securities that are Equity Interests) or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Notemachine shall deem appropriate. Notemachine shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or Notemachines to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Notemachine shall have the right to assign, transfer and deliver to Notemachine or Notemachines thereof the Collateral so sold. Each such Notemachine at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          Notemachine shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of Notemachine’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Notemachine may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Notemachine may (in its sole and absolute discretion) determine. Notemachine shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Notemachine may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Notemachine until the sale price is paid by Notemachine or Notemachines thereof, but Notemachine shall not incur any liability in case any such Notemachine or Notemachines shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Notemachine shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Notemachine shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, Notemachine may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          SECTION 4.03. Application of Proceeds. Notemachine shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:
     FIRST, to the payment of all costs and expenses incurred by Notemachine in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Transaction Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by Notemachine hereunder on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;
     SECOND, to the payment in full of all other Obligations;
     THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
          SECTION 4.04. Grant of License to Use Intellectual Property. For the purpose of enabling Notemachine to exercise rights and remedies under this Agreement at such time as Notemachine shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Notemachine an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, subject, in the case of Trademarks, to the observance of standards of quality and inspection in connection with the use of such Trademarks as are sufficient to maintain the validity and enforceability of such Trademarks. The use of such license by Notemachine may be exercised, at the option of Notemachine, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by Notemachine in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.
          SECTION 4.05. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of Notemachine if Notemachine were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Notemachine in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations Notemachine may, with respect to any sale of the Pledged Collateral, limit Notemachines to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, Notemachine, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential Notemachines (including a single potential Notemachine) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, Notemachine shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that Notemachine, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of Notemachines (or a single Notemachine) were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Notemachine sells.
ARTICLE V
Miscellaneous
          SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as follows:
If to Notemachine:

Notemachine Ltd
Elvicta Business Park
Crickhowell, Powys, NP8 1DF
United Kingdom
If to Issuer or any Guarantor:
TRM Corporation
1101 Kings Highway North, Suite G100
Cherry Hill, NJ 08034
Attn: Richard Stern
Fax: 856-414-9075
          SECTION 5.02. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
          SECTION 5.03. Binding Effect; Several Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to Notemachine and a counterpart hereof shall have been executed on behalf of Notemachine, and thereafter shall be binding upon such Guarantor and Notemachine and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, Notemachine and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Settlement Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. In the event of a conflict or inconsistency between the terms of this Agreement and the Settlement Agreement or Subordination, the Subordination shall govern.
          SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or Notemachine that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          SECTION 5.05. Notemachine’s Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to indemnify Notemachine against, and hold Notemachine harmless from, any and all losses, claims, damages, liabilities, and related out of pocket expenses, including the reasonable fees, charges and disbursements of any counsel for Notemachine, incurred by or asserted against Notemachine arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral; provided, however, that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Notemachine. To the extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives any claim against Notemachine, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the Settlement Agreement.
          (b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of Notemachine. All amounts due under this Section shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in the Settlement Agreement.
          SECTION 5.06. Notemachine Appointed Attorney-in-Fact. Each Grantor hereby appoints Notemachine as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Notemachine may deem necessary or advisable to accomplish the purposes hereof following the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Notemachine shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in Notemachine’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to Notemachine, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though Notemachine were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating Notemachine to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Notemachine, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Notemachine and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.
          SECTION 5.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 5.08. Waivers; Amendment. (a) No failure or delay by Notemachine in exercising any right or power hereunder or under any other Transaction Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Notemachine hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Notemachine and the Guarantor or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Subordination.
          SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 5.10. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 5.11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 5.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 5.13. Jurisdiction; Consent to Service of Process. (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Transaction Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Document shall affect any right that Notemachine, the Administrative Agent or any Notemachine may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against any Grantor or its properties in the courts of any jurisdiction.
          (b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Transaction Document will affect the right of Notemachine to serve process in any other manner permitted by law.
          SECTION 5.14. Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full.
          (b) In connection with any termination or release pursuant to paragraph (a), above, Notemachine shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRM CORPORATION
by:	/s/ Richard Stern
	Name:	Richard Stern
	Title:	President & Chief Executive Officer

TRM ATM CORPORATION
by:	/s/ Richard Stern
	Name:	Richard Stern
	Title:	President & Chief Executive Officer

TRM COPY CENTERS (USA) CORP.
by:	/s/ Richard Stern
	Name:	Richard Stern
	Title:	President & Chief Executive Officer

TRM ATM ACQUISITION CORP.
by:	/s/ Richard Stern
	Name:	Richard Stern
	Title:	President & Chief Executive Officer

ACCESS CASH INTERNATIONAL LLC
by:	/s/ Richard Stern
	Name:	Richard Stern
	Title:	President & Chief Executive Officer

LJR CONSULTING CORP. D/B/A ACCESS TO MONEY
by:	/s/ Richard Stern
	Name:	Richard Stern
	Title:	President & Chief Executive Officer

NOTEMACHINE LIMITED
by:	/s/Peter D. McNamara
	Name:	Peter D. McNamara
	Title:	Executive Chairman

SCHEDULES (1)
Schedule I            Subsidiary Guarantors
Schedule II            Equity Interests and Pledged Debt Securities
Schedule III            U.S. Copyrights Owned by Subsidiary Guarantors
Licenses /Sublicenses of TRM Corporation, TRM ATM Corporation, TRM Copy Centers (USA) Corporation, TRM ATM Acquisition Corporation, Access Cash International L.L.C. and LJR Consulting Corp
Patents owned by TRM Corporation, TRM ATM Corporation, TRM Copy Centers (USA) Corporation, TRM ATM Acquisition Corporation, Access Cash International L.L.C. and LJR Consulting Corp.

(1)	Pursuant to Regulation S-K Item 601(b)(2), the Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.